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                                                             EXHIBIT 23(d)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 13, 1999 relating to the consolidated financial statements of NovaCare Orthotics and Prosthetics, Inc. and subsidiaries as of June 30, 1999, and for the fiscal year then ended, which report appears in Hanger Orthopedic Group, Inc.'s Current Report on Form 8-K filed on October 22, 1999. We also consent to the references to our firm under the headings "Experts" and "Selected Financial Data" in this Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 27, 1999